EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Amendment No. 1 in this Registration Statement on Form S-3 of LogicVision, Inc. of our report dated October 11, 2004, except for Note 10 as to which the date is November 5, 2004, relating to the financial statements of SiVerion, Inc., which appears in LogicVision, Inc.’s Amended Current Report on Form 8-K/A filed on January 14, 2005.  We also consent to the reference to us under the heading “Experts” in such registration statement.

/s/ SARVAS, KING & COLEMAN, P.C.

Phoenix, Arizona
May 3, 2005